UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders.

In relation to the Company’s senior secured convertible notes issued pursuant to the securities purchase agreement between the Company and certain holders of such convertible notes dated December 28, 2015 (the “SPA”), pursuant to the approval of the Company’s stockholders of the removal of the limitation on the issuance of shares of common stock under the terms of the notes to 20% of the Company’s issued and outstanding shares of common stock on the date of issuance of the convertible notes, pursuant to Section 3(d)(ii) of the convertible notes, effective March 24, 2016, the convertible notes were no longer subject to such cap on the issuance of shares of common stock.

In relation to the Company’s outstanding Series D Warrants to purchase 3,503,116 shares of common stock, which were issued under the SPA, and the Company’s Subordination Warrants to purchase 105,516 shares of common stock, which were issued on December 30, 2015, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price of $0.20 on the Series D Warrants and the Subordination Warrants, pursuant to Section 2(a) and 2(b) of the Series D Warrants and the Subordination Warrants, effective March 24, 2016, the exercise floor price was no longer applicable and the exercise price of the Series D Warrants and the Subordination Warrants was adjusted to $0.16 per share of common stock.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On March 24, 2016, the Company held a special meeting of its stockholders (the “Special Meeting”), at 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 at 9:00 a.m. local time. At the Special Meeting, stockholders representing 82,353,303 shares of common stock, 72.09% of the Company’s issued and outstanding shares of common stock as of the record date of February 25, 2016, were present in person or by proxy, representing a quorum for the purposes of the Special Meeting.  The matters voted on at the Special Meeting and the results of the votes were as follows:

1.	The stockholders approved the Amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
61,340,352	20,932,354	80,597	—

2.
The stockholders approved the issuance of shares of our common stock underlying senior secured convertible notes and related series D warrants issued by us pursuant to the terms of that certain securities purchase agreement, dated December 28, 2015 (the “securities purchase agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related series d warrants and certain subordination warrants and without giving effect to the exercise price floor of such series d warrants and subordination warrants.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
47,645,349	13,883,670	238,294	20,585,990

3.	The stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event the stockholders did not approve the Reverse Stock Split proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,848,439	19,108,302	383,364	—

Because all matters at the Special Meeting were approved, the Company decided against adjourning the Special Meeting to solicit additional proxies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: March 25, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer